Exhibit 4.1

EXECUTION COPY

SUPPLEMENT NO. 1 TO AMENDED AND RESTATED MASTER INDENTURE

THIS SUPPLEMENT NO. 1 TO AMENDED AND RESTATED MASTER INDENTURE, dated as of November 24, 2015 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to an Amended and Restated Master Indenture, dated as of July 11, 2014 (the “Master Indenture”);

WHEREAS, the parties hereto desire to amend the Master Indenture as set forth herein;

WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Indenture.

SECTION 2. Amendments to Master Indenture.

(a)     The definition of “Credit and Collection Policies” in Section 1.1 of the Master Indenture is hereby amended and restated in its entirety as follows:

““Credit and Collection Policies” means, initially on the Closing Date, the credit and collection policies adopted by the Issuer pursuant to the Credit and Collection Policies Resolution, as such credit and collection policies may be amended from time to time, and thereafter, the credit and collection policies adopted by the Issuer from time to time pursuant to a notice delivered to the Indenture Trustee and the Master Servicer, as such credit and collection policies may be amended or modified from time to time.”

(b)     The definition of “Eligible Institution” in Section 1.1 of the Master Indenture is hereby amended by deleting the reference therein to “in institution” and substituting therefor the words “an institution”.

(c)     The definition of “Originators” in Section 1.1 of the Master Indenture is hereby amended and restated in its entirety as follows:

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““Originators” means the Persons from time to time party to the First Tier Agreement as “Sellers”.”

(d)     The definition of “Related Documents” in Section 1.1 of the Master Indenture is hereby amended by adding the phrase “, any Servicer Performance Guaranty” immediately following the phrase “the Intercreditor Agreement”.

(e)     Section 1.1 of the Master Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Servicer Performance Guaranty” is defined in the Servicing Agreement.”

(f)     Clause (x) of second paragraph of Section 8.4(a) of the Master Indenture is hereby amended and restated in its entirety to read as follows:

“(x) for so long as the Master Servicer (or, so long as a Servicer Performance Guaranty remains in effect with respect to the obligations of the Master Servicer, the guarantor thereunder) maintains a short term debt rating of A-1 or better by S&P (if rated by S&P), P-1 or better by Moody’s (if rated by Moody’s) and F1 or better by Fitch (if rated by Fitch),”

(g)     The Master Indenture is hereby amended by adding the following new Section 6.18 immediately following existing Section 6.17:

“Section 6.18. Notice of Master Servicer Failure. If a Responsible Officer of the Indenture Trustee has actual knowledge that the Master Servicer has failed to perform any of its obligations under the Servicing Agreement, the Indenture Trustee shall provide prompt written notice of such failure to the Servicer Performance Guarantor (as defined in any applicable Servicer Performance Guaranty), if any.”

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a)     Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)     Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

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SECTION 4. Binding Effect; Ratification.

(a)    This Supplement is dated as of the date first set forth above and shall become effective when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    The Master Indenture, as supplemented hereby, remains in full force and effect and is hereby ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Indenture, shall mean and be a reference to such Indenture, as supplemented hereby.

SECTION 5. Miscellaneous.

(a)  THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

(g) Executed counterparts of this Supplement may be delivered electronically.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	BNY mellon trust of delaware,
not in its individual capacity,
but solely as Trustee on behalf of the Issuer

By:	/s/Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity,
but solely as the Indenture Trustee

By:	/s/Louis Bodi
Name:	Louis Bodi
Title:	Vice President

By:	/s/Maria Inoa
Name:	Maria Inoa
Title:	Assistant Vice President

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